Adamis Pharmaceuticals Corporation S-3/A

Exhibit 5.1

September 22, 2016

Adamis Pharmaceuticals Corporation 11682 El Camino Real, Suite 300 San Diego, CA 92130

Gentlemen:

We have acted as counsel to Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), in connection with the registration of (i) 3,448,274 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) Warrants (the “Warrants”) to purchase 1,724,137 shares of Series A-2 Convertible Preferred Stock and/or Common Stock, and (iii) 1,000,000 shares of Common Stock that are issuable upon exercise of a warrant issued by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), all of which will be sold by selling security holders as further described in the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “Registration Statement”), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the “Prospectus”) under the Securities Act, relating to the resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of the Shares, BSB Warrant Shares and the Warrants in the manner set forth in the Registration Statement. The Shares consist of up to (i) 1,724,137 (the “Conversion Shares”) of Common Stock issuable upon the conversion of the Company’s outstanding Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred”), and (ii) up to 1,724,137 shares (the “Warrant Shares”) issuable upon the exercise of outstanding warrants of the Company dated July 11, 2016 (the “Warrants”) (or upon the conversion of up to 1,724,137 shares of Series A-2 Preferred that are issuable upon exercise of the Warrants). The BSB Warrant Shares consist of up to 1,000,000 shares of Common Stock (the “BSB Warrant Shares”) that are issuable upon the exercise of an outstanding warrant of the Company dated March 28, 2016 (the “BSB Warrant” and such shares referred to as the “BSB Warrant Shares”), and issued to the Selling Stockholders, as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s certificate of incorporation, as amended and restated to date; the Company’s Bylaws as in effect on the date hereof; the Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock filed by the Company with the Delaware Secretary of State (the “Certificate of Designation”); the Warrants and the Bear State Warrant; certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the shares of Series A-2 Preferred and Warrants, the Shares, the Warrant Shares, the BSB Warrant, the BSB Warrants Share, and the Registration Statement, and original or copies of such other documents as we have deemed to be relevant. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, and that all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares, Warrant Shares, Warrants or BSB Warrant Shares, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares, Warrant Shares, Warrants or BSB Warrant Shares offered thereby or any Selling Stockholders, (iii) all Shares, Warrant Shares, Warrants or BSB Warrant Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares, Warrants, BSB Warrant or BSB Warrant Shares. Our opinions below are expressed only with respect to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. Our opinions below, insofar as they relate to the securities covered by the Registration Statement being fully paid, are based solely on a certificate of an officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Series A-2 Preferred, Shares, Warrants, BSB Warrant and the BSB Warrant Shares.

Based upon the foregoing, and in reliance thereon, we are of the opinion that (1) the Shares, the Warrant, the BSB Warrant and the BSB Warrant Shares have been duly authorized, the Warrant has been validly issued and is fully paid and nonassessable, and, when (i) the Conversion Shares are issued upon conversion of the Series A-2 Preferred in accordance with the terms of the Certificate of Designation, (ii) the Warrant Shares are issued upon exercise of the Warrants in accordance with the terms of the Warrants, upon receipt of the consideration contemplated thereby, and (iii) the BSB Warrant Shares are issued upon exercise of the BSB Warrant in accordance with the terms of the BSB Warrant, upon receipt of the consideration contemplated thereby, such shares will be validly issued, fully paid and nonassessable, and (2) the Warrants and the BSB Warrant are binding obligations of the Company under the laws of the jurisdiction governing the Warrants and the BSB Warrant, respectively.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Weintraub Tobin Chediak Coleman Grodin